Exhibit 10.10

LEASE AGREEMENT

by and between

8221 OLD COURTHOUSE ROAD, L.C.

(“LANDLORD”)

and

ALLIANCE BANK CORPORATION

(“TENANT”)

FOR

SUITE 100

8221 OLD COURTHOUSE ROAD

VIENNA, VA 22182

DATE:

July 30, 2003

TABLE OF CONTENTS

Article

1.	Basic Terms and Provisions
2.	Demised Premises / Acceptance of Premises / Landlord’s Work
3.	Term
4.	Base Rent
5.	Annual Increase in Base Rent
6.	Additional Rent for Operating Expenses and Real Estate Taxes
7.	Security Deposit
8.	Use of Demised Premises
9.	Landlord Services
10.	Notice of Defective Condition
11.	Upkeep of Demised Premises
12.	Tenant Alterations
13.	Mechanics Liens
14.	Tenants Work
15.	Signs and Advertisements
16.	Entry for Repairs and Inspections
17.	Insurance
18.	Insurance Rating
19.	Damage or Destruction
20.	Liability
21.	Condemnation
22.	Damage
23.	Obligation of Tenant to Perform
24.	Roof Rights
25.	Event of Defaults
26.	Remedies
27.	Assignment and Subletting
28.	Bankruptcy
29.	Rules and Regulations
30.	Notices
31.	Brokers
32.	Quiet Enjoyment
33.	Holding Over
34.	Subordination
35.	Miscellaneous
36.	Parking
37.	Reservation
38.	Financial Information, Estoppel Certification, Amendment of Lease
39.	Hazardous Material
40.	Exclusive Rights
41.	Contingency
42.	Security System

Exhibit(s)

A.	Floor Plan
B.	Landlord’s Work
C.	Rules and Regulations
D.	Notice of Commencement

Addendum

A-1

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (“Lease”) made as of the 30th day of July , 2003, by and between 8221 OLD COURTHOUSE ROAD, L.C. (“Landlord”), a Virginia Limited Liability Company, and ALLIANCE BANK CORPORATION a Virginia Banking Corporation the (“Tenant”).

W  I  T  N  E  S  S  E  T  H :

1.  BASIC TERMS AND PROVISIONS. The following words and terms shall have the following meanings in this Lease:

     (a)  Base Cost: The actual Project Operating Expenses and Real Estate Taxes (hereafter defined) for the period commencing on January 1, 2004 and ending December 31, 2004 (said twelve (12) month period being referred to herein as the “Base Year”), provided that in calculating Project Operating Expenses and Real Estate Taxes which Landlord determines are affected by occupancy, such expenses shall be adjusted to approximate Ninety Five Percent (95%) occupied building.

     (b)  Base Rent: The Base Rent, prior to any escalation as herein provided, is Seventy Five Thousand Three Hundred Twenty and 00/100 ($75,320.00) per annum, payable in installments of Six Thousand Two Hundred Seventy Six and 66/100 Dollars ($6,276.66) per month and as it may be amended by Notice of Lease Commencement as set forth in Article 3(b), for the first year during the Term, and inclusive of all escalations during the Term, and payable in advance in equal monthly installments.

     (c)  Broker: Dittmar Company and Transwestern Commercial Services are to be compensated under terms of a separate agreement with Landlord. Tenant shall not be obligated to pay a brokers commission.

     (d)  Building: The building and related improvements consisting of approximately 42,369 square feet of rentable space and the land on which said building and improvements are located, known as 8221 OLD COURTHOUSE ROAD with a street address of 8221 OLD COURTHOUSE ROAD, Vienna, Virginia 22182.

     (e)  Demised Premises: The Demised Premises, being approximately 2,152 rentable square feet of space, more specifically consisting of the suite(s) known as Suite 100 as highlighted on the attached floor plan(s) (Exhibit A) and measured in accordance with the BOMA standard method of measurement. Throughout the Lease the Demised Premises maybe referred to as the Premises or Demised Premises

     (f)  Annual Increase In Base Rent: The Base Rent shall be increased annually by the “Escalation Factor” of THREE (3%) PERCENT with the first such increase effective on the first day of the second Lease Year and thereafter on the first day of each subsequent Lease year. The annual increase shall be calculated by determining the Escalation Factor and adding it to the Base Rent for the Previous Lease Year. The sum shall be the Base Rent for the ensuing Lease Year

     (g)  Lease Year: The first Lease Year of the Term shall commence on the Lease Commencement Date, as hereinafter defined, and terminate on the last day of the twelfth (12th) full calendar month after such Lease Commencement Date (it being understood that the first Lease Year may contain more than 365 days). Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months (by way of example, if Tenant’s Lease Commencement Date is September 15, 2000, the first Lease Year would be September 15, 2000, through September 30, 2001 and the second and subsequent Lease Years, would be October 1st through September 30th).

     (h)  Project: The Demised Premises and the Building, including but not limited to all common areas, private streets, parking lots, storm detention areas and other service facilities serving only the Building and the Demised Premises.

     (i)  Rent: Base Rent, Additional Rent and such additional sums as may be due to Landlord from Tenant pursuant to the terms of this Lease.

     (j)  Security Deposit: The amount of Six Thousand Two Hundred Seventy Five and 00/100 Dollars ($6,275.00) to be held in accordance with the provisions of Article 7 hereof.

     (k)  Tenant’s Notice Address: Tenants Notice Address is 14280 Park Meadow Drive, #350, Chantilly, VA 20151: Attn: Paul Harbolick, Jr., Executive VP and CFO. Notices shall also be sent to additional addresses as set forth in Section 30 herein.

     (l)  Tenant’s Pro Rata Share: The approximate ratio that the rentable area of the Demised Premises bears to the total rentable area of the Building. The Tenants Pro Rate Share under this Lease is Five and 08/100 Percent (5.08%).

     (m)  Term: The term of this Lease (“Term”) shall begin on the Lease Commencement Date, as hereinafter defined, and expire at 11:59 p.m. on the last day of the Sixtieth (60th) full calendar month after the Lease Commencement Date (the “Lease Expiration Date”) unless otherwise terminated in accordance with the terms hereof, and subject to Paragraph 1(p) herein.

     (n)  Lease Commencement Date: The Lease Commencement Date shall be November 1, 2003, subject to 1(p) herein.

     (o)  Rent Commencement Date: The Rent Commencement Date shall be the earlier of the date Tenant opens for business or thirty (30) days from Lease Commencement Date.

     (p)  Possession: Landlord shall deliver possession of the Demised Premises to Tenant and Tenant shall assume possession of Demised Premises on the Lease Commencement Date subject to the existing Tenant vacating the space. In the event Landlord shall be unable to deliver possession of the Demised Premises on November 1, 2003 for any reason whatsoever, Landlord shall not be subject to any liability for such failure. Upon a delay in the delivery of Possession of the Demised Premises the Lease Commencement Date and the Expiration Date of this Lease shall be extended by the period of the delay, in order that the Term of this Lease shall remain as stated in Article 1(m). The failure to deliver Possession by November 1, 2003 shall not in any manner affect the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding the foregoing, in the event Landlord is unable to fully deliver possession of the Premises to Tenant by May 1, 2004, the Tenant and/or Landlord shall have the option to void this Lease and the Tenant shall receive a full and complete refund of its Security Deposit and all rental payments made to Landlord in advance.

     Notwithstanding the above, Tenant shall be permitted access to the Premises prior to the Lease Commencement Date to install its telecommunications system and computer wiring without charge, provided Tenant’s work does not impede or disrupt Landlord’s Work if any.

     (q)  Use: Tenant shall use the Demised Premises for lawful office business purposes only, subject to Article 8 hereof.

2.  DEMISED PREMISES; CONDITION OF DEMISED PREMISES; LANDLORD’S WORK.

     (a)  Demised Premises: Upon and subject to the terms, covenants and conditions set forth herein, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Demised Premises, together with the nonexclusive right, in common with Landlord, their agents, and invitees, to use the common or public areas in the Building, including the surface parking spaces located adjacent to the Building.

     (b)  Condition of Premises: On the Lease Commencement Date Tenant hereby accepts the Demised Premises in its “as is” condition with no expressed or implied warranties from Landlord other than provided for herein and subject to any “Punch List” work or other Landlord work required pursuant to Exhibit B. Tenant agrees that it will comply with all applicable laws, ordinances, rules and regulations (“Laws”), now in effect or hereafter enacted or promulgated, including specifically, but without limitation, all applicable provisions of the American Disabilities Act. Notwithstanding the above Landlord shall use best efforts to require the existing tenant to leave in place its current trade fixtures and Landlord agrees to provide the existing tenants trade fixtures in their “as is” condition with no expressed or implied warranties provided by Landlord, to the extent the existing tenant leaves said fixtures in place, including but not limited to the vault, teller line, night depository, and Automated Teller Machine (ATM).

     (c)  Landlord’s Work: Prior to the Rent Commencement Date Landlord shall complete the Work if any as set forth in Exhibit B herein and mutually agreed to by Landlord and Tenant. Landlord agrees that all such work will comply with any and all applicable laws, ordinances and building codes, and that as part of Landlord’s work Landlord shall be responsible for any improvements required by the American With Disabilities Act (ADA). The Premises shall be delivered to Tenant on a turnkey basis subject to and consistent with Exhibit B herein. Landlord is not responsible for, and Tenant shall be solely responsible for, the installation of Tenant’s telecommunications, computer and security systems, and any above standard Tenant Improvements.

3.     TERM.

     (a)  Original Term: The Demised Premises is leased for the Term as set forth in Article 1(m) hereof. The “Lease Commencement Date” shall be November 1, 2003 and the Lease Expiration Date shall be October 31, 2008, subject to paragraph 1 (p) herein.

     (b)  Notice of Lease Commencement: Landlord and Tenant hereby agree to execute a Notice, substantially in the form attached hereto as Exhibit “D” to confirm the Lease Commencement Date (“Notice of Lease Commencement”). The Notice of Lease Commencement will be executed by Tenant and returned to Landlord by Tenant within five (5) days after its receipt from Landlord. The date contained in the Notice of Lease Commencement is binding upon Tenant unless Tenant objects for good cause in writing received by Landlord within five (5) days after Tenant’s receipt of the Notice of Lease Commencement Date.

     (c)  Option to Extend: Tenant may extend this Lease for three (3) individual periods of Sixty (60) months each (the “Extension Term(s)”) beginning the day after the specific Lease Expiration Date, upon the same terms and conditions of the Lease, except that: (i) the Term is modified to include the specific Extension Term; (ii) the Base Rent and Base Year for the Extension Term shall be the Fair Market Value of comparable Branch Bank space in the Tyson’s Corner market as mutually determined by Landlord and Tenant and/or subject to Addendum A-1; (iii) the Option to Extend shall be deleted and shall not be available to Tenant at the end of the Third Extension Term; and (iv) the Base Year for calculating Tenant’s pro rata share of Operating Expenses and Real Estate Taxes shall be the twelve month period commencing on January 1 and ending December 31 of the calendar year immediately subsequent to the election to extend the term of the Lease. To exercise this Option to Extend, Tenant must (i) not be in breach of the Lease at the time it exercises this Option to Extend or at any other time during the existing Term of the Lease beyond the applicable cure period or Tenant shall not have been in default more than five (5) times during the Term of the Lease, or the Tenant shall not be insolvent or bankrupt; and (ii) give written Notice to Landlord that Tenant is exercising its Option to Extend at least one hundred twenty (180) days but not more than two hundred seventy(270) days before the Lease Expiration Date (“Tenant’s Notice To Extend Term”).

4.     BASE RENT.

     (a)  Tenant shall pay Base Rent per annum for the Demised Premises during, the Term in equal monthly installments in advance. Tenant shall not make installment payments of Base Rent more than one (1) month in advance. NOTWITHSTANDING, TENANT SHALL PAY THE FIRST MONTH’S RENT TO LANDLORD UPON EXECUTION OF THIS LEASE.

     (b)  Each installment of Base Rent is payable in advance on the first day of each and every month thereafter during the Term at the office of Landlord herein designated (or at such other place as Landlord may designate by Notice to Tenant).

     (c)  If the Term begins on any day other than the first day of a calendar month, Base Rent for such short month shall be prorated based upon the actual number of days in such fractional month.

     (d)  “Additional Rent” shall mean such costs, expenses, charges, late charges, Interest (as hereinafter defined) and other payments to be made by (or on behalf of) Tenant to Landlord (or to a third party if required under this Lease), whether or not the same be designated as such.

     (e)  Rent, including without limitation Base Rent and Additional Rent, shall be paid when due without demand, deduction, credit, counterclaim or offset. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Base Rent or Additional Rent shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of rent or other payment, be deemed an accord and satisfaction. Landlord may accept, but is not obligated to accept, such part payment without prejudice to Landlord’s right to recover the balance due and payable or to pursue any other remedy provided in this Lease or by law.

     (f)  All Base Rent and Additional Rent becoming due under the terms of this Lease shall be subject to a late charge of five percent (5%) of the total amount then due, if not paid within five (5) calendar days following the due date. All Base Rent and Additional Rent becoming due hereunder shall accrue interest (“Interest”) at the rate of eighteen percent (18%) per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid balance, retroactive to the date originally due until paid.

     (g)  In the event Tenant pays its Rent by check and said check is returned by the bank unpaid, Tenant shall pay to Landlord, in addition to the Rent payment, the sum of Fifty Dollars ($50.00) to cover the costs and expenses of processing the returned check and any late charged involved.

5.  ANNUAL INCREASE IN BASE RENT.

The Base Rent shall be increased annually by the “Escalation Factor” of THREE (3%) PERCENT, with the first such increase effective on the first day of the second Lease Year and thereafter on the first day of each subsequent Lease year. The annual increase shall be calculated by determining the Escalation Factor and adding it to the Base Rent for the Previous Lease Year. The sum shall be the Base Rent for the ensuing Lease Year.

6.  ADDITIONAL RENT FOR OPERATING EXPENSES and REAL ESTATE TAXES.

     (a)  Tenant’s Pro Rata Share of Operating Expenses: For each calendar year or fraction thereof during the Term, Tenant shall pay as Additional Rent to Landlord in the manner provided for in this Article, Tenant’s Pro Rata Share of any Increase in Operating Expenses over the Operating Expenses in the Base Year for the Project. “Increase” in Operating Expenses shall mean the positive difference between (i) Operating Expenses (hereinafter defined) for the Project for any calendar year, and (ii) the Base Cost. The Tenant’s Pro Rata Share of Increased Operating Expenses for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant’s Pro Rata Share for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty-five (365).

     (b)  Tenant’s Pro Rata Share of Real Estate Taxes: For each calendar year or fraction thereof during the Term, Tenant shall pay as Additional Rent to Landlord in the manner provided for in this Article, Tenant’s Pro Rata Share of any Increase in Real Estate Taxes over the Real Estate Taxes in the Base Year for the Project. “Increase” in Real Estate Taxes shall mean the positive difference between (i) Real Estate Taxes (hereinafter defined) for the Project for any calendar year, and (ii) the Base Cost. The Tenant’s Pro Rata Share of Increased Real Estate Taxes for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant’s Pro Rata Share for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty-five (365).

     (c)  Estimated Payments of Additional Rent: Prior to determination of the actual amount of Tenant’s Pro Rata Share of Increased Operating Expenses and/or Real Estate Taxes for any calendar year, Tenant may make monthly installment payments toward such share on an estimated basis (“Estimated Payments”). If Tenant so elects then on the first day of every month during the Term, beginning in January 2005,Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Landlord’s reasonable estimate of Tenant’s Pro Rata Share of Increased Operating Expenses and Real Estate Taxes for such calendar year as Additional Rent.

     (d)  Expense Statements: Within one hundred twenty (120) days after the end of each calendar year (or soon thereafter as possible), Landlord shall determine the actual amount the Increase in Operating Expenses and the Increase in Real Estate Taxes and shall provide Tenant a statement of this determination (the “Expense Statement”) setting forth in reasonable detail total Operating Expenses and Real Estate Taxes for the Project for such calendar year and Tenant’s Pro Rata Share of the Increase in Operating Expenses and Increase in Real Estate Taxes. Within thirty (30) days after the delivery of any Expense Statement, Tenant shall pay to Landlord any deficiency indicated on the Expense Statement. Any excess Estimated Payments shall be applied first toward any sums due from Tenant to Landlord and then the remainder to the next month’s Rent due. Additionally, if the Lease shall have expired, then Landlord shall refund any remainder to Tenant without interest within one hundred twenty (120) days of the end of the last calendar year partially within the Term, after deducting any sums due to Landlord.

     (e)  Tenant’s Right to Audit: Tenant, at its expense, shall have the right upon thirty (30) days’ advance written notice, to cause Landlord’s books and records relating to Operating Expenses and Real Estate Taxes for any year during the Term to be audited by an independent certified public accountant selected by Tenant. With respect to any such year, any such Notice to audit must be given no later than six (6) months after the date of receipt of the Expense Statement from the Landlord for the year in question, and such audit shall take place at such location in the Washington, D.C. Metropolitan area as may be designated by Landlord at a time reasonably acceptable to Landlord. Tenant shall pay all expenses incurred by Landlord for such audit, including accountant fees. The results of the Tenant’s audit shall be provided to Landlord in writing within thirty (30) days after the conclusion of the audit. If Tenant’s audit reveals that Landlord’s calculation of Additional Rent, after year-end adjustment, is in error, Landlord shall have thirty (30) days to review said claim and if Landlord confirms that the calculation of Additional Rent is in error, then the amount required to correct such error shall be paid to the proper party within fifteen (15) days of billing, or applied to Tenants rental obligations provided, however, that if Landlord’s error in calculating Additional Rent is greater than ten percent (10%) of the actual Additional Rent owed by Tenant, then the audit shall be at Landlord’s expense and Landlord shall reimburse Tenant for said reasonable out of pocket auditing expense within fifteen (15) days of Landlord’s receipt of the results of Tenant’s audit.

     (f)  Definition of Operating Expenses: The term “Operating Expenses” as used herein shall mean all reasonable expenses, costs and disbursements (but not specific costs especially billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project, which under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses of the Project including but not limited to, the following:

     (1)  Cost of all utilities (other than directly billed to and paid by tenants), including service charges and surcharges (if any) for the Project, including without limitation sewer, water, electricity, oil and gas.

     (2)  The cost of any and all insurance relating to the Project, including but not limited to the cost of casualty, liability and rent loss insurance applicable to the Project and Landlord’s personal property used in connection with the Project, and insurance required by any mortgagees of Landlord.

     (3)  Cost of repairs, replacements, and general maintenance of the Project.

     (4)  All supplies and materials used in the operation and maintenance of the Project.

     (5)  Cost of all maintenance, management, and service agreements (either performed individually or under blanket agreement to the extent properly allocable to the Project) for the Project and equipment thereon, including without limitation heating, lighting, air conditioning, ventilation, alarm or security systems or services, window cleaning, elevator maintenance, janitorial services, trash and rubbish removal, snow removal, energy management services, engineers’ office, painting and upkeep of public and common areas and general landscape maintenance.

     (6)  Wages and salaries to the extent allocable to the Project for all employees and agents of Landlord engaged in the operation, maintenance, repair or security of the Project, including taxes, insurance and benefits relating thereto.

     (7)  Management fees or commissions paid for the management of the Project under agreements with parties either related or unrelated to Landlord and any of Landlord’s owners or partners, which fees shall be comparable to those charged in the Northern Virginia market.

     (8)  Any and all other costs, charges and expenses, including without limitation reasonable attorney’s fees, (excluding attorney’s fees incurred by Landlord in the enforcement of other leases of other tenants in the Project) which under generally accepted accounting principles and practices would be regarded as maintenance and operating expenses of the Project.

     (9)  The costs of additional services not provided to the Project on the Lease Commencement Date but thereafter provided by Landlord in the prudent and reasonable management of the Project.

     (10)  The cost incurred by Landlord in making any reasonable capital improvements to the Project, as determined in accordance with generally accepted accounting principles which cost shall be amortized over the useful life of such capital improvement.

     (g)  Definition of Real Estate Taxes: The term “Real Estate Taxes” as used herein shall mean all taxes and assessments and governmental charges (including, without limitation, all real estate taxes, and any other licensing charges in the nature of a tax on the operation of the Project) whether Federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Project or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation whether or not directly paid by Landlord, excluding, however, Federal and state taxes on net income from the Project, and transfer taxes. Tenant will be responsible for all taxes on its personal property and on the value of its household improvements, which taxes of the Tenant shall not be deemed Operating Expenses.

     (h)  Exclusions from Operating Expenses: Operating Expenses shall not include (i) capital improvements (except to the extent included pursuant to Article 6 (f) (10) above); (ii) depreciation of the Building or equipment; (iii) painting or decorating for other tenant space in other than public areas; (iv) ground rent (if any); (v) interest expense on Landlord’s mortgages; (vi) amortization of mortgages; (vii) income, excess profits or franchise taxes applicable to Landlord; (viii) salaries of Landlord’s executive officers, if any; or (ix) any cost which is directly reimbursed to Landlord by any tenant in the Building, or (x) marketing, leasing costs, brokerage commissions, or advertising costs.

7.  SECURITY DEPOSIT.

     (a)  UPON EXECUTION OF THIS LEASE TENANT SHALL DEPOSIT WITH LANDLORD THE SUM OF: Six Thousand Two Hundred Seventy Five and 00/100 Dollars ($6,275.00) (the “Security Deposit”) in the form of a cashiers or certified check. Landlord shall not be required to maintain such deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the Security Deposit. The Security Deposit shall be security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Within thirty (30) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) vacating the Premises, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have properly appropriated to satisfy any requirement under this Lease by Tenant. Said Security Deposit shall be held by Landlord during the Term as collateral security and not prepaid rent, for the payment of Base Rent and Additional Rent, and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. If any sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have, may appropriate and apply all or part of the Security Deposit to compensate Landlord for the payment made or damage sustained by Landlord, provided that Landlord has given Tenant notice and an opportunity to cure as provided for in the Lease. Tenant upon demand shall restore the Security Deposit to the original sum deposited. Failure to do so shall be a Default under this Lease. Provided Tenant shall have made all payments and fulfilled all obligations under the Lease, and the Landlord returns the Security Deposit, then Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the Project, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant’s performance of this Lease. In the event of any permitted assignment of Tenant’s interest in this Lease, the Security Deposit may, at Landlord’s sole option, be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to any prior tenant with respect to the return of the Security Deposit.

     (b)  If Tenant is in monetary default under this Lease more than two (2) times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Landlord’s other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall be increased by an amount equal to:

(1) two (2) months’ Minimum Rent, which shall be paid by Tenant to Landlord forthwith on demand.

8.  USE OF DEMISED PREMISES.

     Tenant covenants to use and occupy the Demised Premises during the Term only for lawful business purposes and the operation of a financial services institution to include but not limited to, a branch bank and mortgage lending. All such operations are to be conducted in accordance with all applicable zoning and other governmental regulations and applicable financing documents and in accordance with the covenants, conditions and restrictions applicable to the Project. Tenant will not obstruct or materially interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with them. Tenant will not use or permit the Demised Premises, or any part thereof, to be used for any disorderly, unlawful or hazardous purpose and will not store or maintain therein any hazardous, toxic or highly combustible items other than usual and customary office supplies intended for Tenant’s use. Tenant covenants not to change Tenant’s use of the Demised Premises without the prior written approval of Landlord.

Without limiting the foregoing, the Premises shall not be used for educational activities, for any embassy or consulate use, or for personnel agency, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without prior written consent of Landlord (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilation and air conditioning (“HVAC”), mechanical. Elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building apparatus, machinery or equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load that either (A) imposes aggregate electrical power requirements in excess of eighty percent (80%) of the rated capacity of the circuit or (B) in the aggregate, on a monthly basis, has an electrical load in excess of four (4) watts per square foot of the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.  LANDLORD SERVICES.

Landlord shall furnish adequate hot and cold running water to all points of supply in the Demised Premises and on the Property at all times Landlord shall provide adequate electricity for all lighting fixtures and electrical outlets in the Premises and throughout the Project at all times. Landlord shall furnish adequate lavatory and waste disposal equipment, fixtures, services and supplies for the Project at all times. Landlord shall maintain the structural components of the Project in good repair and all fixtures and equipment thereon in proper working condition (e.g. drain lines, water lines, etc). Landlord shall proceed to diligently make necessary repairs and/or restore utilities as are in Landlord control.

Landlord, at its cost, shall provide and install all original building-standard florescent tubes within the Demised Premises necessary to provide required lighting and all replacement tubes for such lighting; all other bulbs, tubes, and lighting fixtures for the Demises Premises shall be provided and installed by Tenant at Tenant’s cost and expense. Landlord shall at all times provide adequate lighting to all common areas in and on the Property.

Landlord shall provide electricity for lighting and ordinary office machinery to include personal computers and peripherals; provided, however, that Landlord shall be under no obligation to provide electricity for any electronic computers or other data processing equipment requiring supplemental power or Tenant shall however, have the right to install high voltage electronic computing and data processing equipment at its expense, and Landlord agrees to make available to Tenant at Tenant’s sole expense (including, but without limitations, cost of electrical energy, cost of equipment and installation, and cost of submetering the Demised Premises) the electrical energy and air-conditioning service necessary to operate such computing and data processing equipment provided, however, that said amount shall be paid as Additional Rent and Tenant shall reimburse Landlord on a monthly basis for the cost of furnishing such electrical energy and air-conditioning.

Landlord shall provide access to the Building by Tenant’s customer and sufficient heat, air-conditioning and fresh air supply to keep the Premises comfortable for office use throughout Tenant’s regular business hours, which are hereby defined to be 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. – 2 p.m. Saturday with the following holidays excepted: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

If requested by Tenant, Landlord will provide heating and air-conditioning to the Demised Premises after 6:00 p.m., Monday through Friday and after 2:00 on Saturday and on Sundays and holidays, provided, that Tenant shall provide Landlord a minimum of 48 hours advanced phone-in notification of requested service. Tenant shall reimburse Landlord paid as Additional Rent on a monthly basis for the cost of furnishing such heating and air-conditioning. The cost of said additional heating and air-conditioning expense is shall be at Thirty and 00/100 Dollars ($30.00) per hour, and a minimum charge of four (4) hours shall apply.

     (c)  Tenant shall have access to the Demised Premises, the Building and the Project twenty-four (24) hours per day, 365 days per year.

     (d)  Landlord shall provide normal and usual office building cleaning, trash removal and basic janitorial service to the Building Monday – Friday at the end of each workday excluding , federal legal holidays. Tenant shall provide its own janitorial service to the Demised Premises.

10.  NOTICE OF DEFECTIVE CONDITION:

Should it become known to Tenant, Tenant shall give Landlord notice of any defective condition in any plumbing, heating/cooling system, electrical system, structural system or any other system located in, servicing or passing through the Demised Premises. Following such notice Landlord shall remedy the condition with prompt due diligence, subject to Article 16 herein; provided, however, that such repairs shall be at the expense of Landlord unless such repairs are necessitated by damage or injury attributable to Tenant, Tenant’s agents, employees, contractors, invitees or licensees.

Except as specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value or rental abatement, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions, or improvements in or to a portion of the Building or the Premises or to the fixtures, appurtenances or equipment thereof. It is understood and agreed that the Landlord shall not be under any responsibility or liability in any way whatsoever for the quality, quantity, impairment, interruption, stoppage or other interference with service involving water, heat, air-conditioning, electronic current for light and power, telephone (“Essential Services”) or any other service arising from any condition beyond the control of the Landlord, provided however, that Landlord shall use commercially acceptable efforts to remedy any such condition in a diligent manner. . Provided that if the Essential Services are inoperable for a period of one hundred twenty (120) days (“Failure of Services”) and provided such failure of service is not the result of the intentional act or negligence of Tenant. Tenant and/or Landlord shall in addition to all other rights or remedies provided herein, have the right to terminate this Lease by providing written notice to the other party prior to the restoration of such Essential Services.

Neither Tenant nor any of Tenant’s agents, employees or contractors shall be permitted to repair or perform any services on any plumbing or heating system or any electrical wires located in, servicing or passing through the Premises. Tenant shall notify Landlord at either 703-356-6900 or 703-671-4600 should a defective condition or emergency arise.

11.  UPKEEP OF DEMISED PREMISES.

Tenant agrees that it will keep the Demised Premises and the fixtures therein in good order and condition and will, at the expiration or other termination of the Term hereof; surrender and deliver the same in like good order and condition as the same now is or shall be at the commencement of the Term hereof, ordinary wear and tear, and damage by the elements, fire and other casualty not due to the negligence or fault of Tenant, excepted.

12.  TENANT ALTERATIONS.

     (a)  Tenant shall not make or permit to be made any alterations, or window treatments, additions or improvements, structural or otherwise, in or to the Demised Premises or the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. All such alterations, decorations, additions or improvements permitted by Landlord must also conform, at Tenant’s risk, to all requirements of the Federal, state and local governments, and must be performed at Tenant’s sole risk and expense in a good and workmanlike manner.

     Notwithstanding the above, Tenant may, during the term of the Lease perform minor alterations to the Premises, including relocation of existing partition walls without Landlords consent, however, Landlord shall be notified of any work, and work must be performed per above specified work standards.

     (b)  It is understood and agreed by Landlord and Tenant that except for Landlord work any alterations, additions or improvements shall be constructed on behalf of Tenant at Tenant’s expense including, but without limitation, the cost of engineering studies, supplies and as-built drawings. No consent by Landlord to any alterations shall be deemed to be an agreement or consent by Landlord to subject Landlord’s interest in the Demised Premises, the Building or the Project to any mechanic’s or materialman’s liens which may be filed in respect to such alterations, decorations, additions or improvements made by or on behalf of Tenant.

     (c)  All alterations, installations, changes, replacements, additions to or improvements, including without limitation wall-to-wall carpet, upon the Demised Premises (whether with or without the prior written consent of Landlord) shall, at the election of the Landlord, remain upon the Demised Premises at the expiration of this Lease without disturbance, molestation or injury.

     (d)  Tenant will indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise directly or indirectly by reason of the making of any such alterations, decorations, additions or improvements. If any alterations, decorations, additions or improvements are made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in such correction or removal. Landlord may, at its sole option, require Tenant to remove alterations, decorations, additions or improvements at the termination of this Lease. However, Tenant shall have the right, at its expense, to remove, at or prior to the expiration of the Term of this Lease, all movable furniture, furnishings, or equipment, decorations, installed in the Demised Premises that were not paid for or provided by Landlord and which can be removed without damage to the Demised Premises or the Building. If such property of Tenant is not removed by Tenant at or prior to the expiration or termination of this Lease, the same may, at Landlord’s option, become the property of Landlord and shall be surrendered with the Demised Premises as a part thereof. If, during the removal of any furniture, furnishings and/or equipment which Tenant may remove pursuant to this Lease, Tenant causes any damage to the Demised Premises, the Building or the Project, Tenant shall be responsible for all costs of repairing such damaged property.

     (e)  Tenant shall not move into (or relocate within) the Building any safe or other heavy equipment without the prior written consent of Landlord, and any damage done to Building by moving into, using or removing any safe or other heavy equipment shall be repaired by Landlord at Tenant’s expense.

     (f)  Tenant shall have the right at its sole cost, to provide for security and limited access to the Demised Premises, subject to applicable building codes and Article 16 herein.

     (g)  Tenant shall have the right at its sole cost, to install one (1) ATM on the exterior of the Building, or utilize the existing ATM if left by existing Tenant. A window style ATM shall be located in the same location as the existing ATM on the exterior of the Building adjacent to the Premises. Landlord shall use best efforts to require the existing tenant to leave in place the existing ATM currently installed.

13.  MECHANIC’S LIENS.

If any mechanic’s or materialmen’s lien is filed against the Demised Premises, the Building or the Project, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged or bonded within twenty (20) days after Tenant receives notice of such lien by Tenant at Tenant’s sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic’s or materialmen’s lien within the aforesaid twenty (20) days, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the monthly installment of Base Rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release, the default of Tenant in not discharging the same with notice to Tenant.

14.  TENANT WORK.

The Landlord and Tenant agree that finish work undertaken or caused to be undertaken by Tenant in the Demised Premises subsequent to Tenant’s possession will be constructed in accordance with the applicable building codes and ordinances, including the Americans with Disabilities Act.

15.  SIGNS AND ADVERTISEMENTS.

     (a)  Tenant agrees except as provided herein that (i) it shall cause no sign, advertisement or notice to be inscribed, painted or affixed on any part of the outside or the inside of the Demised Premises, or Building, either permanent or temporary, except on the directories and doors of offices and then only in such size, color and style as the Landlord may approve and (ii) that Landlord has the right to prohibit any advertisement of Tenant which refers to the Project, the Building or to Landlord and which in the Landlord’s reasonable opinion tends to impair the reputation or desirability of the Building, and that upon written Notice from the Landlord, Tenant shall refrain and discontinue such advertisement. If any sign, advertisement or notice which has not been approved by Landlord is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same without Notice and Tenant shall be liable for any and all expenses incurred by Landlord in said removal. All signs advertisements shall comply with state, county and local ordinances. Landlord shall have the right to install or erect any type, kind or size of sign or advertisement on the Project as Landlord deems necessary in its sole discretion. Subject to the terms herein, Tenant shall have the right to install signage on the exterior of the Building.

     (b)  Landlord, at Landlords sole cost and expense, will provide Tenant with Building Standard suite entry and directory signage. Landlord shall allow Tenant, at its cost, a reasonable number of extra spaces on the Building lobby directory.

     (c)  Tenant shall have the right, at its own expense, and with Landlords prior written approval, which consent shall not be unreasonably withheld or delayed, to affix one (1) backlit sign above its first floor windows on the exterior of the Building.

     (d)  Notwithstanding the foregoing, in the event that Tenant merges with or is bought by another banking or financial institution which results in Tenants name change, then unless there is a change in the size and/or location of the sign, Landlord’s consent shall not be required to change its advertising name on the Building.

     (e)  Tenant shall also have the right, at its own expense, and with the Landlord’s written approval, which consent will not be unreasonably withheld, conditioned or delayed, to affix a second backlit sign, in addition to the sign referred to in paragraph 15(c), on the first floor exterior of the Building at a location to be mutually agreed to by the Tenant and the Landlord. In the event that Tenant elects to exercise any of its options to extend the term of this Lease as set forth in paragraph 3(c), then Tenant shall either pay Landlord the sum of five thousand dollars ($ 5,000) in conjunction with each such extension, or shall remove the second sign. Notwithstanding any other provision of this Lease, the rights granted under this paragraph 15(e) shall be interpreted as personal to the Tenant only, and shall not inure to the benefit of any assignee or successor in interest of the Tenant by way of merger or consolidation unless Alliance Bank Corporation shall be the surviving entity of any such merger or consolidation.

16.  ENTRY FOR REPAIRS AND INSPECTIONS.

Tenant shall permit Landlord, or its representative, to enter the Demised Premises at all reasonable times without charge therefore to Landlord and without diminution of Rent payable by Tenant, to examine, inspect, and protect the same, and to make such alterations and/or repairs as, in the judgment of Landlord, may be deemed necessary to maintain or protect the Demised Premises or the Building, and to exhibit the same to prospective tenants during the last twelve (12) months of the Term of this Lease. Landlord shall (except in the case of an emergency) notify Tenant in advance and shall minimize disruption of Tenants business. This provision shall in no way be construed as an obligation on Landlord to maintain or protect the Demised Premises on behalf of Tenant, but is permissive only.

17.  INSURANCE.

     (a)  Landlord shall carry Casualty and General Liability Insurance Policies, including extended coverage specific to the Building, in any amount Landlord in its sole discretion shall deem adequate, and as otherwise required by any mortgagee or insurer of the Building or Project, and shall maintain such insurance throughout the Term.

     (b)  Tenant shall insure all of its property, including but not limited to furniture, fixtures and equipment, in the Demised Premises, as well as any improvements to the Demised Premises made solely at the request of and for the benefit of Tenant subsequent to initial work per Exhibit “B”, against all risks, including theft, for their full replacement value. In addition, Tenant shall maintain with respect to the Demised Premises, Commercial General liability insurance with minimum limits of two million dollars ($2,000,000.00) combined with Umbrella and/or Excess Liability, with minimum limits of five million dollars ($5,000,000) combined single limit per occurrence for bodily injury and property damage. Tenant shall also carry Statutory Workers Compensation Insurance with Employer’s Liability as required by law and to satisfy any reasonable claim. Such insurance shall be maintained throughout the Term of the Lease, and the limits and types of coverage under such policies shall be increased from time to time as Landlord shall reasonably deem necessary to adequately insure against potential liability or loss covered thereby.

     (c)  Tenant’s insurance coverage required herein shall be maintained with a company or companies rated A or better in the most recent edition of the A. M. Best Company Rating Guide. Tenant’s insurance coverage shall insure Landlord and any such mortgagee as additional insureds, as their respective interests may appear, against bodily injury to, or death of, persons and against property damage. Tenant shall deliver certificates of insurance indicating the above-specified coverage to the Landlord and to any mortgagee upon the commencement of the Term of this Lease, and shall provide satisfactory continuing evidence of such coverage annually on the commencement of a new Lease Year and, at any time, on written demand. Such insurance policy or policies shall be in a form reasonably satisfactory to Landlord and its counsel, and shall be placed with a company qualified to do business in the jurisdiction in which the Building is located. Such policy or policies shall provide that it (they) cannot be canceled without at least thirty (30) days prior written Notice to the Landlord and to any mortgagee of the Building, and shall contain an endorsement that such policy or policies shall remain in full force and effect notwithstanding that the insured has waived his right of action against any party prior to the occurrence of a loss. Tenant shall have the insurance policies name Landlord, the Building’s property manager, and Landlord’s lender(s) as additional insureds.

     (d)  Tenant and Landlord each hereby waive any and all rights of recovery against the other, and/or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage and such loss or damage has been paid by the insurance company. The insuring party shall, in obtaining the policies of insurance required hereunder, give Notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

18.  INSURANCE RATING.

Tenant will not conduct or permit to be conducted any activity or place any equipment in or about the Demised Premises which will increase in any way the premium rate of fire insurance or other insurance of the Building; and if any increase in the premium rate of fire insurance or other insurance is stated by any insurance company as attributable to any such activity or equipment of Tenant, Tenant shall be liable for such increase as Additional Rent and shall reimburse the Landlord for such increase with the next installment of Base Rent due.

19.  DAMAGE OR DESTRUCTION.

     (a)  Notice: If the Demised Premises or any part thereof shall be damaged by fire or any other cause, Tenant shall give prompt Notice thereof to Landlord.

     (b)  Restoration: If restoration is possible, in accordance with Landlord’s reasonable estimate, within a period of six (6) months from the date of the damage and if insurance proceeds are sufficient, in Landlord’s reasonable estimate, to complete such repairs (subject to the rights any mortgagees may have to such proceeds), Landlord shall restore the Demised Premises at Landlord’s expense (provided, however, that Landlord shall have no obligation to repair damage to or replace Tenant’s personal property or alterations). If Landlord elects to repair Tenant’s alterations, the cost to repair Tenant’s improvements which are in excess of standard improvements to the Building shall be borne by Tenant. If the Demised Premises or a portion thereof is untenantable during such restoration, Base Rent shall be abated from time of occurrence until Landlord’s restoration work is complete in the proportion that the rentable square footage of office space in the Demised Premises rendered untenantable bears to the total rentable square footage of office space in the Demised Premises immediately prior to such damage and Tenant’s Pro Rata Share of Increased Operating Expenses shall be decreased correspondingly for such restoration period. Notwithstanding the aforesaid, if such damage or destruction shall result from any act or omission of Tenant, or Tenant’s agents, employees, visitors or licensees, Tenant shall not be entitled to any abatement of rent.

     (c)  Termination: Landlord shall notify Tenant, in writing within forty-five (45) days after Landlord becomes aware of the occurrence of such damage (“Landlord’s Notice”) if, in accordance with Landlord’s reasonable estimate, restoration is not possible within a period of six (6) months from the date the Demised Premises were damaged or the insurance proceeds available to make such repairs are insufficient and Landlord will not otherwise fund such repairs. In such event, either Landlord or Tenant may terminate this lease by giving written notice of termination to the other within forty-five (45) days after the delivery of Landlord’s Notice, in which event this Lease and the tenancy hereunder shall terminate as of the date specified in such notice, which date shall be no later than one hundred twenty (120) days after the occurrence of such damage. In case the Building generally is damaged by fire or other casualty (although the Demised Premises may not be affected) to such an extent that Landlord shall decide in its sole discretion within a reasonable time not to rebuild or reconstruct the Building, then this Lease and the tenancy hereunder shall terminate on the date specified by Landlord in a notice which shall be given no later than sixty (60) days after the casualty. If the Demised Premises or a portion thereof is untenantable during such time period, Base Rent shall be abated from time of occurrence in the proportion that the rentable square footage of office space in the Demised Premises rendered untenantable bears to the total rentable square footage of office space in the Demised Premises immediately prior to such damage and Tenant’s Pro Rata Share of Increased Operating Expenses shall be decreased correspondingly for such time period. Notwithstanding the aforesaid, if such damage or destruction shall result from any act or omission of Tenant, or Tenant’s agents, employees, visitors or licensees, Tenant shall not be entitled to any abatement of rent.

20.  LIABILITY.

     (a)  Landlord and its agents and employees assume no liability or responsibility whatsoever with respect to the conduct or operation of the business to be conducted in the Demised Premises and shall have no liability for any claim of loss of business or interruption of operations (or any claim related thereto) arising out of the same. Landlord and/or customers and/or invitees its agents and employees shall not be liable for any accident to or injury to any person or persons or property in or about the Demised Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in the Demised Premises. Tenant agrees to hold Landlord and its agents and employees harmless against all such claims. Landlord and its agents and employees shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from the necessity of managing the Demised Premises or Building, repairing any portion of the Demised Premises or the Building, the interruption in the use of the Demised Premises, accident or damage resulting from the use or operation (by Landlord and its agents and employees, Tenant, or any other person or persons whatsoever) or failure of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this lease by reason of the destruction of the Demised Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the Demised Premises or the Building, or from water, rain or snow that may leak into or flow from any part of the Demised Premises or the Building, or from any other cause whatsoever (unless occasioned by the willful misconduct or acts of negligence of Landlord). Any goods, property or personal effects, stored or placed by Tenant in or about the Demised Premises or Building, shall be at the risk of Tenant, and Landlord and its agents and employees shall not in any manner be held responsible therefor. The agents and employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such agent or employee receives any such package or articles, such agent or employee shall be the agent of Tenant for such purposes and not of Landlord.

     (b)  Tenant hereby agrees to indemnify and hold Landlord its agents and employees harmless from and against any cost, damage, claim, liability or expense (including attorneys fees) incurred by or claimed against Landlord and its agents and employees, directly or indirectly, as a result of or in any way arising from Tenants use and occupancy of the Demised Premises or in any other manner which is related to the business of the Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any zoning, health, environmental or other law, ordinance, order rule or regulation of any governmental body or agency.

     (c)  Landlord hereby agrees to indemnify and hold Tenant its agents and employees harmless from and against any cost, damage, claim, liability or expense (including attorneys fees) incurred by or claimed against Tenant and its agents and employees, directly or indirectly, as a result of or in any way arising from Landlord operation of the Project or in any other manner which related to the business of the Landlord, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any zoning, health, environmental or other law, ordinance, order rule or regulation of any governmental body or agency.

     (d)  Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord is released from all obligations and liability whatsoever relating to security measures for persons and property. Tenant assumes all responsibility for the protection of Tenant, its employees, agents or invitees from acts of third parties.

21.  CONDEMNATION.

     (a)  Compensation Award: If the Demised Premises or any part thereof shall be taken or threatened to be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of any such taking, and this Lease shall terminate as to the portion of the Demised Premises actually taken by the condemning authority as of the date title vests in such condemning authority and Base Rent and Additional Rent shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such award as may be allowed for its relocation expenses and for movable furniture or equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the Building or part thereof so taken. In no event shall Tenant be entitled to any award for the unexpired portion of the Term of the Lease.

     (b)  Temporary Taking: If the Demised Premises or any part thereof is taken for a period of time ending prior to the expiration of this Lease by an governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof (“Temporary Taking”), this Lease to the extent, in the reasonable judgement of Landlord and Tenant, that the balance of the Demised Premises remaining are sufficient for the Tenants intended use, shall not terminate, and Tenant shall continue to perform all of its obligations hereunder as though such taking had not occurred except to the extent that it may be prevented from doing so by reasons of such taking. Tenant shall in no event be excused from the payment of Base Rent or Additional Rent. Tenant shall be entitled to receive that portion of any compensation awarded for a Temporary Taking to the extent that it is attributable to the Demised Premises. Unless otherwise specified by the condemnation court, Tenant’s share of any such award shall be calculated as a fraction of the total compensation awarded for any Temporary Taking of all or part of the Building and Project, excluding any amount awarded as compensation for any portion of the Project other than the Building. The denominator of this fraction shall be the total rentable square feet of office space in the Building acquired as part of the Temporary Taking and the numerator shall be the total rentable square feet of the office space in the Demised Premises acquired as part of the Temporary Taking.

     (c)  Termination: If the nature, location, or extent of any condemnation affecting the Building or the Project is such that Landlord elects to demolish all or a portion of the Building, then Landlord may terminate this Lease by giving at least sixty (60) days’ written notice of termination to Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice and Base Rent and Additional Rent shall be adjusted to such date. If the nature, location, or extent of any condemnation affecting the Demises Premises is such that in the reasonable judgement of Landlord and Tenant the Tenant can no longer fully utilize the Demises Premises for its intended purpose, the Tenant may terminate this Lease by giving at least sixty (60) days’ written notice of termination to the Landlord at any time after such condemnation and this Lease shall terminate on the date specified in such notice and Base Rent and Additional Rent shall be adjusted to such date.

22.  DAMAGE.

     All injury to the Demised Premises or the Building or the Project caused by moving the property of Tenant into or out of the Building and all damage done at any time by Tenant or by the agents, servants, employees, and visitors of Tenant shall be promptly repaired by Landlord, at the expense of the Tenant. Landlord shall have the right to make such necessary repairs, alterations, and replacements (structural, non-structural, or otherwise) and any charge or cost so incurred by Landlord shall be paid by Tenant with the right on the part of Landlord to elect in its discretion, to regard the same as Additional Rent payable with the installment of Rent next becoming due or thereafter falling due under the terms of this Lease or to deduct such charge or cost from the Security Deposit. This provision shall be construed as an additional remedy granted to the Landlord and not in limitation of any other rights or remedies which Landlord has or may have in said circumstances.

23.  OBLIGATION OF TENANT TO PERFORM.

Except as provided for in this Lease the obligation of Tenant to make all payments under this Lease to Landlord and to make, observe, and perform all other payments, covenants, conditions, and agreements hereunder shall be absolute and unconditional, irrespective of any rights of setoff, recoupment, or counterclaim it might otherwise have against Landlord. Tenant shall not suspend or discontinue any payment hereunder or fail to make, observe, and perform any other payments, covenants, conditions, or agreements hereunder for any reason.

24.  ROOF RIGHTS.

Except as may otherwise be provided in this Lease, Landlord shall have the exclusive right to use or permit the use of all or any portion of the roof of the Building for any purpose.

25.  EVENTS OF DEFAULT.

The following events shall be deemed to be Events of Default by Tenant under this Lease:

(a)  Tenant shall fail to pay when due, any installment of Base Rent, Additional Rent, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of ten (10) business days after notice of such failure to pay is provided to Tenant in accordance with paragraph 30. In the event that Landlord shall have provided Tenant with notice of failure to make payment on one (1) occasion during any twelve month period, then notice of any additional failure to make payment during such twelve-month period shall be deemed to have been provided on the date when such payment was due and no further written notice shall be required during said twelve (12) month period;

(b)  Tenant shall become insolvent or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c)  Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code or under any similar law or statue of the United States or any state thereof, or an order for relief shall be entered against Tenant in any proceeding filed against Tenant thereunder;

(d)  A receiver of trustee shall be appointed for all or substantially all the assets of Tenant;

(e)  Tenant shall transfer all or substantially all of its assets to another person or entity other than as provided for in the Lease.

(f)  Tenant shall fail to maintain any insurance required hereunder;

(g)  Tenant refuses to take possession and pay rent when required of the Premises as required in this Lease Agreement; or

(h)  Abandon or vacate the Premises for a period of thirty (30) consecutive days without the written consent of Landlord which shall not be unreasonably withheld.

(i)  Tenant shall fail to comply with any term, provision or covenant of this Lease Agreement (other than the foregoing in this paragraph) and shall not cure such failure within thirty (30) days after written notice thereof to Tenant. Provided that Tenant shall not be in default of this Lease if non-compliance with such term, provision or covenant cannot be reasonably cured within such thirty (30) day period and Tenant commences to cure such non-compliance within such thirty (30) day period and diligently pursues such cure to its completion. In no event shall such cure period exceed ninety (90) days.

26.     REMEDIES.

Upon the occurrence of any such Events of Default described in the Lease, the Landlord, without prejudice to any other rights or remedies Landlord may have under this Lease or otherwise, shall have the option to pursue any one, all or combination of the following remedies without a notice or demand whatsoever:

     (a)  Terminate this Lease Agreement by giving written notice to that effect to the Tenant, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or rent, re-enter and take peaceful possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof by force if necessary to the extent permitted by law, without being liable for prosecution or any other claim for damages. In the event Landlord elects to terminate this Lease Agreement by reason of an event of default, then not-withstanding such termination, Tenant shall be liable for and shall pay to Landlord, the sum of all rental and other indebtedness accrued to date of such termination, at its option, at any time, the Landlord may choose to accelerate the entire balance due under the remainder of the Lease Agreement and any other monies due under the Lease Agreement.

     (b)  Alter all locks and other security devises at the premises without terminating this Lease Agreement;

     (c)  Re-enter and take possession of the Premises by legal process or by expelling or removing Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary to the extent permitted by law, without being liable for prosecution or any claim for damages therefore; and relet the premises and receive the rent therefore. No legal process, re-entry, re-letting or taking possession of the Premises by the Landlord shall be construed as an election on its part to terminate this Lease Agreement unless a written notice of such determination is delivered to the Premises The Tenant shall be liable for and shall pay to Landlord, all rental and other indebtedness accrued to date of such repossession, plus at its option, at any time, the Landlord may choose to either: (1) accelerate the entire balance due under the remainder of the Lease Agreement and any other monies due under the Lease required to be paid by Tenant to Landlord until the date of expiration of the Lease Agreement; or (2) seek payment from Tenant for the difference between all sums due to Landlord from Tenant under this Lease Agreement and the amount received by Landlord through re-letting the Premises; Landlord may choose suit under option (2) and later accelerate under option (i).

     (d)  In the event Landlord may elect to gain possession of the premises by a legal proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to such proceeding, and agrees that Landlords execution of this Lease Agreement is, in part considered for this waiver nor shall such legal proceeding, even if it includes a suit for money damages, be considered an election under Article 26 (c)(1) or (2).

     (e)  Enter upon the premises by force if necessary to the extent permitted by law, without being liable for prosecution or any claim for damages therefore, and do what ever Tenant is obligated to do under the terms of this Lease Agreement, and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur and thus effecting compliance with Tenant’s obligations under this Lease Agreement, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether causes by the negligence of Landlord or otherwise;

     (f)  In the event of termination or repossession of the premises for any event of default, Landlord shall not have any obligation to relet or attempt to relet the premises or any portion thereof, or to collect rental after re-letting, and in the event of reletting, Landlord may relet the whole or any portion of the premises for any period to any tenant and for any use and purpose;

     (g)  Landlord may exercise all lien rights provided by law to Landlord with respect to all property found on the Premises, or, in the alternative, may demand that Tenant remove all such property that is owned by Tenant, at Tenant’s expense; provided that, if Tenant fails to remove such property within a reasonable time, Landlord may remove such property at Tenant’s expense and dispose of it in the manner Landlord determines appropriate in Landlord’s sole discretion. Furthermore, Landlord may apply any such property or proceeds of such property as a credit toward Tenant’s obligations under the Lease Agreement; Landlord, at its option, may assign, sell or transfer such property to subsequent Tenants without liability.

     (h)  Landlord, at its option, may bring a legal proceeding to recover from Tenant any monies owed under this Lease Agreement without seeking possession of the premises. Such proceeding shall not be considered a termination of the Lease Agreement and Landlord shall retain the right to seek continuing rents as well as the right to accelerate all monies owed for the full term of the Lease Agreement in subsequent legal proceedings.

     (i)  Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be a termination of this Lease Agreement or an acceptance of surrender of the premises by Tenant, being understood that such termination or surrender can be effected only by written notice from Landlord intending such termination.

     (j)  The Tenant acknowledges that all accounts are due and payable as required in the Lease Agreement, and in the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such installment, and the failure to pay such amount shall be an event of default hereunder. In addition, a finance charge of eighteen percent (18%) per annum shall be charged on all accounts more than thirty (30) days past due. Interest will be charged back to the account due date and apply to all charges due from the Tenant including but not limited to minimum rent, percentage rent, taxes, insurance and common area maintenance charges. The provision for such late charges and finance charges shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty, liquidated damages or as limiting Landlord’s remedies in any manner;

     (k)  In case of any event of default or breach by Tenant, at its option, at any time, Landlord may choose to accelerate the entire balance due under the remainder of the Lease Agreement and any other monies due under the Lease Agreement required to be paid by Tenant to Landlord until the date of expiration of the Lease Agreement, and Tenant shall also be liable for and pay to Landlord in addition to any sum provided to be paid in this Lease Agreement, broker’s fees incurred by Landlord in connection with reletting the whole or any part of the premises, the costs of removing or storing Tenant’s or other occupant’s property, the costs of repairing, altering, remodeling or otherwise putting the premises into conditions acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights or remedies including reasonable attorney’s fees and eighteen percent (18%) interest per annum on all the sums owing by Tenant to Landlord.

     (l)  In the event of a Default by Tenant under this Lease Agreement, Landlord shall have no duty to mitigate its damages.

     (m)  If Tenant fails to make any payment to any third party or to do any act required hereby to be made or done by Tenant related to the project after) ten (10) business days, then Landlord may, but shall not be required to, make such payment or do such act. Landlord’s taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure, unless Tenant reimburses Landlord within thirty (30) days of payment. If Landlord elects to take such action, then Tenant shall pay all expenses incurred by Landlord (including a twenty percent (20%) fee to cover Landlord’s administrative expenses).

     (n)  Tenant hereby consents to the exercise of personal jurisdiction over it by any federal or state court and to the laying of venue in any jurisdiction in the Commonwealth of Virginia.

     (o)  In the event that Landlord is in breach or default with respect to Landlord’s obligations or otherwise under this Lease, Tenant’s remedy therefore shall be solely that of specific performance for any act required to be performed by Landlord hereunder. It is expressly hereby agreed that the obligations of the Landlord shall only bind the party or parties from time to time owning the Premises during their respective periods of ownership thereof; so that Landlord and its successors in interest shall cease to have any liability hereunder after they respectively cease to own the Premises, and such liability shall pass to and bind only the owner from time to time of said Premises as Landlord hereunder. Further, the liability of Landlord hereunder shall be limited solely to Landlord’s interest in the Premises, and in no event shall Tenant be entitled to obtain a deficiency judgement against any member, manager, partner, agent, officer, director or stockholder of Landlord, nor shall Tenant have recourse to any assets or property of Landlord or of any members, managers, shareholders, directors, officers or partners in Landlord (other than Landlord’s interest in the Premises) for enforcement of any obligations of Landlord under this Lease. Landlord and Tenant shall not be deemed by virtue of this Lease to be partners or joint ventures, and their relationship hereby established is deemed to be only that of Landlord and Tenant, respectively. Any claim by Tenant against Landlord shall not be asserted as a setoff against rent or other obligations of this Lease, nor as a counterclaim in any legal action filed by Landlord, which setoff or counterclaim does not directly relate to the Lease of the Premises.

     (p)  In order to prepare the Premises for occupancy by Tenant, Landlord will incur construction, decoration, finishing and other expenses and costs to improve the Premises (hereinafter “Buildout”). The total cost of the Buildout is amortized over the initial Term of the Lease and will not be recovered if Tenant fails to pay all rents owed during the initial Term of the Lease. Therefore, in addition to all other monetary damages payable by Tenant to Landlord in the event of default of the Lease, the Landlord at its option may demand and obtain a judgment against Tenant for all Buildout costs prorated to the end of the initial Term of the Lease. For example, if the initial term of the Lease is 60 months, and the default occurs on the 40th month, the Landlord is entitled to 20/60th of the total Buildout cost. If the Landlord paid any broker’s commissions or fees in order to lease the Premises to Tenant, the total cost of any such fees or commissions shall likewise be prorated and shall be repaid by or included in a judgment against the Tenant at the option of the Landlord in the event of a default by Tenant The remedies contained in this paragraph are in addition to, not in lieu of, all other remedies available to the Landlord. However, Landlord shall in no event be permitted to assess or collect brokers fees from Tenant under Article 26 that exceed in the aggregate, the broker fees paid by Landlord as set forth in Article 1(c).

27.  ASSIGNMENT AND SUBLETTING.

     (a)  Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) in each instance (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of Tenant’s rights hereunder, (ii) sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises or any part thereof by any persons other than Tenant or its employees, agents, and invitees, or (iii) permit the assignment or other transfer of this Lease or any of Tenant’s rights hereunder by operation of law. The consent by Landlord to any assignment, transfer, or subletting to any person shall not be construed as a waiver or release of Tenant named herein from any provision of this Lease, unless expressly so stated (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety) nor shall the collection or acceptance of Rent from any such assignee, transferee, subtenant, or occupant constitute a waiver or release of Tenant from any provision hereof. No consent by Landlord to any assignment, transfer, subletting, mortgaging, or encumbering in any one instance shall constitute a waiver of the necessity for such consent in the subsequent instance.

The following condition(s), among any other reasonable factors, must be satisfied in order for Landlord to consider granting the necessary consent:

     (1)  No Event of Default exists and no event has occurred which, with notice and/or the passage of time, would constitute an Event of Default if not cured within the time, including any applicable grace period, specified herein.

     (2)  Landlord receives at least thirty (30) days’ prior written Notice of Tenant’s intention to assign or sublet any portion of the Demised Premises.

     (3)  The proposed assignment or sublet will not decrease the value of the Building, nor be an event, which may result in default under any document executed in connection with any financing or refinancing of the Building or the Project.

     (4)  The proposed assignee or subtenant is of good character and creditworthy and is consistent in kind, character, and financial status with Tenant as of the date of execution of this Lease.

     (5)  The proposed use of the Demised Premises is similar to that permitted Tenant under the terms of this Lease and will not violate any other agreements affecting the Demised Premises or the Building.

     (6)  Tenant submits to Landlord sufficient information upon which Landlord can base a judgment on the above criteria including, in addition to such other information as Landlord shall reasonably require, the name, business experience, financial history, and net worth and business references of the proposed assignee or subtenant, a full description of the entire transaction, and the consideration delivered to Tenant for the assignment or sublease.

     (7)  Tenant shall deliver a copy of any proposed assignment or sublease with the Notice referred to in sub Article 27 (a) above for approval by Landlord, which approval shall not be unreasonably withheld or delayed, provided that (i) the conditions set forth above are satisfied, in the reasonable judgment of Landlord, (ii) any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (iii) any such sublease or assignment shall specify that this Lease or sublease shall not be further assigned nor the Demised Premises further sublet and shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease. Should Tenant satisfy the above conditions and Landlord does not consent to or reject said request within thirty (30) days of said satisfaction of the conditions, then the sublease or assignment will be deemed to be approved.

     (b)  Transactions Deemed Assignments: For purposes of the foregoing, a transfer of control or transfer of fifty percent (50%) or more of the ownership interests in Tenant in one (1) or more transactions (whether stock, partnership interest, or other form of ownership or control) or the issuance of new interests by which an aggregate of fifty percent (50%) or more of the interest in Tenant shall be vested in persons who are not the holders of such interests as of the date first written above shall be deemed an assignment of this Lease. The merger or consolidation of Tenant into or with any other entity or the sale of all or substantially all of Tenant’s assets shall be deemed an assignment within the meaning of this Article.

     Notwithstanding the above, such transfer shall not be considered a prohibited assignment if the financial strength of the new owner or entity is substantially equal to or greater than the Tenant at the time of the transfer, merger or consolidation. Moreover, Landlord acknowledges that Tenant is a publically traded entity. Accordingly, during the term of this Lease and in the ordinary course of its business, one or more shareholders may transfer ownership of greater than fifty percent (50%) of Tenant’s outstanding stock or the Tenant may issue new stock such that fifty percent (50%) or more of its stock may be held by persons who were not shareholders at the inception of this Lease. Such transfers shall not be deemed an assignment of the Lease unless such transfers are accomplished as part of a coordinated effort by one or more persons to transfer ownership or control of the Tenant other than in the ordinary course of the Tenant’s business.

     (c)  Landlord’s Rights Upon Invalid Assignment: If any assignment or sublease is made in violation of this Lease, such assignment and/or sublease shall be void ab initio, and Landlord shall have the right to terminate this Lease or to require that the Demised Premises be surrendered to Landlord for the balance of the Term (in the case of an assignment) or for the term of the proposed sublease (in the case of a sublease).

     (d)  Take -Back-Rights: Upon receipt of the Notice referred to in Article 27(a)(2) above and only in event of a sublease, Landlord may, at its option, in lieu of approving or rejecting the proposed sublet, exercise all or any of the following rights by written Notice to Tenant of its intent to do so within thirty (30) business days of receipt of Tenant’s notice.

     (1)  With respect to a proposed sublease of the entire Demised Premises, the right to terminate this lease on the effective date of the sublease as if it were the Lease Expiration Date.

     notwithstanding the above, Tenant reserves the right to retract its request to sublease demised premises or portion thereof should Landlord choose to take-back or terminate Tenant’s Lease as provided herein. Tenant must exercise this right within ten (10) days of receipt of Landlord’s notice to terminate Lease.

     (e)  Direct Rental to Proposed Assignee/Subtenant. If Landlord exercises any of its options under this Article, Landlord may then lease (or sublease) the Demised Premises to Tenant’s proposed or subtenant, as the case may be, without any liability whatsoever to Tenant.

     (f)  Termination of Tenant’s Personal Rights Upon Sublet: Upon any or sublease of this Lease, any and all option rights, rights of first refusal, rights of first negotiation, and termination rights shall terminate, it being understood that any and all such rights are personal to Tenant (and not to any or subtenant) and are not appurtenant to the Demised Premises (or this Lease). Further, Tenant shall not have the right to exercise any such rights unless Tenant (and not any or subtenant of Tenant) shall be in occupancy of all of the Demised Premises at the time of the exercise of any such right.

     (g)  Excess Rent. If any sublease or other transfer (whether by operation of law or otherwise) provides the subtenant, assignee or other transferee is to pay any amount in excess (less any expenses of the sublease or assignment, including but not limited to, brokerage commissions, legal expenses, concessions, sublease or assignment improvements, and rental abatements) of the rent and other charges due under this Lease, then, whether such excess be in the form of any increased rental, lump sum payment, payment for sale or lease fixtures or other leasehold improvements or any other form (and if the applicable space does not constitute the entire Premises, the existence of such excess shall be determined on a prorata basis), Tenant shall pay to Landlord Fifty (50%) percent of any excess no later then ten (10) days after the Tenant’s receipt thereof. Landlord shall have the right upon reasonable notice to Tenant to inspect Tenant’s books and records relating to any sublease, assignments, or other transfer. Any sublease, assignment or other transfer shall be effected pursuant to documentation reasonably approved by Landlord.

     (h)  Expenses in Connection with Request: Any legal or other reasonable expense incurred by Landlord in reviewing Tenant’s request for an assignment or sublet shall be paid by Tenant as Additional Rent in addition to a minimum charge of Five Hundred ($500.00) dollars shall apply for each request up to a maximum charge of $4,500.00 (including the minimum $500.00) for each such request. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of Rent from any such assignee, subtenant, or occupant constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord, at Landlord’s option, in the event of any default by Tenant under the terms of this Lease.

28.  BANKRUPTCY.

     (a)  Event of Bankruptcy: For purposes of this Lease, the following shall be deemed “Events of Bankruptcy”: (i) if a receiver or custodian is appointed for any or all of Tenant’s property or assets, or if there is instituted a foreclosure action on any of Tenant’s property; or (ii) if Tenant files a voluntary petition under 11 U.S.C. Article 101 et seq., as amended (the “Bankruptcy Code”), or under the insolvency laws of any jurisdiction (the “Insolvency Laws”); or (iii) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing; or (iv) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors.

     (b)  Termination of Lease: Upon the occurrence of an Event of Bankruptcy, Landlord, at its option and sole discretion, may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder). If this Lease is terminated under this Article 28, Tenant shall immediately surrender and vacate the Demised Premises, and agrees that Landlord shall have all rights and remedies against Tenant provided in Article 26 in case of an Event of Default by Tenant.

     (c)  Assumption by Trustee: If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (the “Bankruptcy Case”), Landlord’s right to terminate this Lease under this Article 28 shall be subject to the applicable rights (if any) of the debtor-in-possession or the debtor’s trustee in bankruptcy (collectively, the “Trustee”) to assume or assign this Lease as then provided for in the Bankruptcy Code, however, the Trustee must give to Landlord, and Landlord must receive, proper written Notice of the Trustee’s assumption or rejection of this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord and any third party (including other tenants) for all monetary damages incurred as a result of such default; and (iii) provides to Landlord “adequate assurance of future performance.” Landlord and Tenant (which term for the purposes of this paragraph may include the debtor or any permitted assignee of debtor) hereby agree in advance that adequate assurance of performance as used in this paragraph, shall mean that all of the following minimum criteria must be met: (1) Monthly installments of Base Rent, Additional Rent, and other consideration due under the Lease, and the financial condition and operating performance of the Tenant, and its guarantor, if any, shall be similar to the financial condition and operating performance of Tenant as of the Lease Commencement Date; (2) Trustee or Tenant must pay to Landlord all monthly installments of Base Rent and Additional Rent payable by Tenant hereunder in advance; (3) Trustee or Tenant must agree (by writing delivered to Landlord) that the Demised Premises shall be used only for the permitted use as stated in this Lease, and that any assumption or assignment of this Lease is subject to all of the provisions thereof and will not violate or affect the rights or agreements of any other tenants or occupants in the Building or of the Landlord (including any mortgage or other financing agreement for the Building including any ground lease); and (4) Trustee or Tenant must pay to Landlord at the time the next monthly installment of Base Rent is due under this Lease (4). The criteria stated above are not intended to be exhaustive or all-inclusive and Landlord may determine that the circumstances of Tenant or of this Lease require other and further assurances of future performance. In the event Tenant is unable to: (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the monthly installment of Base Rent and Additional Rent due under this Lease on time or (iv) meet that criteria and obligations imposed by (1) through (4) above, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Article 28(b) above.

29.  RULES AND REGULATIONS.

     Tenant covenants that the Rules and Regulations attached hereto as Exhibit “C” and made a part hereof and such other and further reasonable rules and regulations as Landlord may make shall be faithfully observed and performed by Tenant, and by its employees, agents, customers, visitors, subtenants, licensees, and concessionaires as long as such rule change does not affect Tenant’s ability to conduct its business in the under this Lease. Tenant shall be deemed to have notice of any such rule or regulation when a copy thereof has been mailed to Tenant by Landlord at the time and in the manner set forth in this Lease for Notices. Tenant’s failure to conform to any of such rules and regulations after Notice shall be deemed to be a breach and default of this Lease by Tenant. Landlord shall have the right to change said rules and regulations in respect to any one (1) or more tenants provided such changes (a) are not inconsistent with this Lease, (b) do not increase the financial burdens of Tenant, and (c) does not unreasonably restrict Tenant’s rights under this Lease. Landlord shall not be responsible to Tenant, or other tenants, for the non-observance or violation of any of said Rules and Regulations by any other Tenant or other person. However, Landlord shall enforce the rules or any provisions of all leases in a fair and non-discriminatory manner. The provisions of the Rules and Regulations shall not be deemed to limit any covenant or provision of this Lease to be performed or fulfilled by Tenant. In the event of a conflict between the terms of the rules and regulations and the terms of this Lease, the terms of this Lease shall control.

30.  NOTICES.

     Every notice, approval, consent, or other communication authorized or required by this Lease (“Notice”) shall not be effective unless same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, or delivered by hand, and a written receipt acknowledging such postal or hand delivery obtained for each designated recipient (or proof of refusal) or sent by nationally recognized overnight delivery service, directed to the other party at the following addresses (indicating the date and to whom delivered), or such other address as either party may designate by Notice given from time to time in accordance with this Article 30:

If to Tenant:	ALLIANCE BANK CORPORATION 14280 Park Meadow Drive, #350 Chantilly, VA 20151 Attn: Paul M. Harbolick, Jr., Executive Vice President Fax: 703-378-7210

With Copy To	Vanderpool, Frostick & Nishanian, P.C. Attn: V. Rick Nishanian 9200 Church Street, #400 Manassas, VA 20110

If to Landlord:	8221 OLD COURTHOUSE ROAD, L.C.

c/o Dittmar Company 8321 Old Courthouse Road, Suite 300 Vienna, VA 22182

and any other entity designated by Notice from one party to the other from time to time. In the event that notice is sent by certified mail, said notice will deemed to have been sent two (2) business days after said notice is placed in the mail by the Sender.

31.  BROKERS.

     Landlord and Tenant represent to each other that neither has dealt with any broker or agent in connection with this Lease other than as named in Article 1 (c) hereof. Each party represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, except as provided in Article 1(c) hereof Landlord agrees to indemnify and hold Tenant harmless from all liabilities arising from any such claim for commission (including, without limitation, the cost of legal fees in connection therewith) as a result of Landlord’s dealings in connection with this Lease, and Tenant agrees to indemnify and hold Landlord harmless for all liabilities arising from any such claim for commission (including without limitation, the cost of legal fees in connection therewith) as a result of Tenant’s dealings in connection with this Lease. All parties acknowledge that Transwestern Commercial Services has acted on behalf of the Tenant and Dittmar Company has acted on behalf of Owner in connection with this Lease.

32.  QUIET ENJOYMENT.

     Upon payment by Tenant of all items of Base Rent, Additional Rent, and any and all other sums to be paid by Tenant to Landlord hereunder, and the observance and fulfillment of all the terms, covenants, and conditions to be observed and performed by Tenant, Tenant shall have the peaceful and quiet use of the Demised Premises, and all rights, servitude’s, and privileges belonging, or in anywise appertaining thereto or granted thereby, for the Term of this Lease, without hindrance or interruption by Landlord subject nevertheless to the terms and conditions of this Lease and to any mortgage, deed of trust, ground lease, or agreement to which this Lease, and/or Landlord’s interest in the Project are subordinate. Landlord warrants that it has full right and authority to enter into this Lease for the full term hereof.

33.  HOLDING OVER.

     In the event that Tenant shall not immediately surrender the Demised Premises on the date of expiration of the Term hereof with Landlord’s prior written consent, then Tenant shall, by virtue of the provisions hereof, become a month-to-month Tenant at one hundred and ten percent (110%) of the monthly installment of Base Rent in effect during the last month of the Term of this Lease (“Holdover Rent”), which said month-to-month tenancy shall commence with the first day after the expiration of the Term of this Lease. In the event that Tenant shall not immediately surrender the Demised Premises on the date of expiration of the Term hereof without Landlord’s prior written consent, then Tenant shall, by virtue of the provisions hereof, become a month-to-month Tenant at one hundred seventy five percent ( 175%) of the monthly installment of Base Rent in effect during the last month of the Term of this Lease (“Alternative Holdover Rent”), which said month-to-month tenancy shall commence with the first day after the expiration of the Term of this Lease. The Tenant as a month-to-month Tenant shall be subject to all of the conditions and covenants of this Lease, except that the initial amount of Holdover Rent, or Alternative Holdover Rent as the case may be, shall be the sum provided in this Article 33, as though the same had originally been a month-to-month tenancy. Landlord shall give to Tenant at least thirty (30) days’ Notice to quit the Demised Premises, except in the event of nonpayment of Holdover Rent, or Alternative Holdover Rent as the case may be, in which event Tenant shall not be entitled to any Notice to quit, the usual thirty (30) days’ Notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Article, in the event that Tenant shall holdover after the expiration of the Term of this Lease, then at any time prior to Landlord’s acceptance of full Holdover Rent, or Alternative Holdover Rent as the case may be, from Tenant as a month-to-month Tenant hereunder, Landlord, at its option may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force in the state in which the Demised Premises are located. Acceptance of any holdover rent shall not be considered a waiver of this paragraph.

34.  SUBORDINATION.

     This Lease is automatically subject and subordinate to all ground or underlying leases. Tenant agrees (i) to subordinate its interest in this Lease to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the Building, and to all renewals, modifications, consolidations, replacements, and extensions thereof; (ii) to attorn to any such mortgagee or trustee or purchaser at foreclosure or trustee’s sale, this Lease shall continue in full force and effect for the remainder of the Term. Tenant covenants and agrees that it will, at the written request of the party secured by any such mortgage or deed of trust, execute, acknowledge, and deliver any reasonable instrument that has for its purpose and effect the subordination of said mortgage or deed of trust to the Leasehold estate, or any reasonable instrument required by mortgager or any potential mortgagee. In the event of Tenant’s failure to do so within ten (10) days after Landlord so requests, Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such instrument for and on behalf of Tenant. Landlord shall use commercially reasonable efforts to get a Subordination and Non-Disturbance Agreement from the existing Mortgagee and any future mortgagees.

35.  MISCELLANEOUS.

     (a)  Choice of Law: The laws of the Commonwealth of Virginia shall govern the validity, performance, and enforcement of this Lease.

     (b)  Force Majeure: In the event Landlord or Tenant shall be delayed, hindered in, or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act of war, terrorist action, failure to act, or default of Tenant, or Landlord, or other reason beyond Landlord’s or Tenant’s control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding, the requirement to pay Rent and other charges by Tenant shall not be excused under this paragraph 35(b).

     (c)  Recording: Tenant shall, at the request of Landlord, execute a short-form Lease and have it properly acknowledged for purpose of recording. Such short-form Lease shall have included therein such of the provisions hereof as may be requested by Landlord, but shall not include the amount of Rent payable hereunder. The cost of recording such short-form Lease (including all stamp, conveyance, and other taxes incident thereto) shall be borne by Landlord.

     (d)  Effective as a Lease: The Landlord’s submission of this Lease for examination does not constitute a reservation of, or option for or offer to lease the Demised Premises. This Lease becomes effective as a lease only upon its execution by Landlord and Tenant.

     (e)  No Partnership: Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between parties hereto other than that of Landlord and Tenant.

     (f)  WAIVER OF A JURY TRIAL: LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON OR IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

     (g)  Invalidity of Particular Provisions: If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. Whenever any provision shall be capable of more than one interpretation, one of which shall render the provision invalid, void, or illegal and one of which shall render it valid or legal, the interpretation given to such provision shall be that which renders the provision valid or legal.

     (h)  Attorney’s Fees: In the event that Landlord incurs any legal fees in connection with enforcing any provision of this Lease or in defending any claims by Tenant under this Lease and prevails, Tenant shall pay Landlord the reasonable attorney fees incurred as Additional Rent. In the event that Tenant incurs any legal fees in defending any claims by Landlord under this Lease and prevails, Landlord shall pay Tenant reasonable attorney fees incurred. In the event of any litigation arising between Landlord and Tenant, upon final judgment and award of a court of competent jurisdiction, the prevailing party shall be entitled to recover, in addition to other amounts awarded under such judgement, reasonable attorney fees.

     (i)  Mutual Covenants: Each of the covenants on the part of Tenant to pay rent and due performance thereof shall be considered and construed as a condition precedent to the obligations on the part of the Landlord.

     (j)  Gender and Number: Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein which the context may require such substitution. All paragraph headings and the index are for convenience of reference only and do not affect meaning.

     (k)  Benefit and Burden: The provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors, executors, administrators, heirs and/of assigns, subject to prohibition of assignment in Article 27 hereof. Landlord may freely and fully assign its interest hereunder, upon written Notice to Tenant.

     (1)  Entire Agreement: This Lease, together with the Exhibits attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained in this Lease and the Exhibits shall be of any force and effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

     (m)  Corporate Tenant: If Tenant signs as a corporation solely or with others as joint tenants, each of the persons executing this lease on behalf of Tenant does hereby covenant and warrant that Tenant is a fully authorized and existing corporation, qualified to do business in the Commonwealth of Virginia and the County of Fairfax, that the corporation has full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation are authorized to do so. At the time this Lease is executed, Tenant shall present to Landlord a resolution duly passed by the corporation authorizing this Lease

     (n)  Sale: In the event the original Landlord hereunder or any successor owner of the Building shall sell or convey the Building all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, provided that as an express condition of such sale, the new owner shall assume all existing and future liabilities and obligations of the original Landlord or such successor owner of the Building, and thereupon all such liabilities and obligations shall be binding to the new owner. Tenant agrees to attorn to such new owner. However, in the event of any conflict between the provisions of this Article 35(n) and Article 34 hereof, the provisions of Article 34 shall govern.

     (o)  Tenant’s Objection: Tenants failure to object in writing to any statement, invoice or billing rendered by Landlord within Thirty (30) days of receipt thereof shall constitute Tenants acquiescence to the terms thereof and Tenants agreement to pay pursuant to the terms of said statement, invoice or billing, except as provided for in Article 6 herein.

     (p)  Guaranty: Intentionally deleted.

     (q)  Occupancy Permit: The Landlord with Tenant cooperation shall be responsible for applying for and obtaining an occupancy permit from Fairfax County, Virginia.

     (r)  Captions and Headings: Captions and Headings are for convenience and reference only.

36.  PARKING:

Landlord shall provide Tenant with undesignated parking spaces, based upon 3.6 parking spaces per 1,000 rentable square feet of rented space in the Building, in the surface parking lot comprising a portion of the property. In addition Landlord shall designate five (5) parking spaces adjacent to the Demised Premises as “Bank Parking Only”.

37.  RESERVATION.

     (a)  Landlord’s Rights: Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) upon thirty (30) days written notice to Tenant to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building provided that none of the changes materially interferes with Tenants business operations; (ii) to erect, use, and maintain pipes and conduits in and through the Demised Premises that do not unreasonably interfere with the conduct of Tenant’s business; (iii) to change and relocate all roads, driveways, and parking areas of the Project without affecting the required parking spaces under Fairfax County zoning ordinance; and (iv) to manage the Building (or to have others manage the Building). Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the Demised Premises.

38.  FINANCIAL INFORMATION, ESTOPPEL CERTIFICATE, AMENDMENT OF LEASE.

     (a)  Tenant shall at any time and from time to time within ten (10) days of written request by Landlord deliver to Landlord any and all of the following:

     (1)  Such financial information concerning Tenant and Tenant’s business operations as may be reasonably requested in writing by Landlord for any mortgagee or prospective mortgagee or purchaser of the Building, and in the event of such request, the person or entity to whom the information is provided must agree in writing to keep such financial information strictly confidential;

     (2)  An executed and acknowledged written declaration in recordable form (a) ratifying this Lease; (b) expressing the commencement and termination dates thereof; (c) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented, or amended (except by such writing as shall be stated and attached ); (d) certifying that, to the extent of Tenant’s knowledge, all conditions under this Lease to be performed by Landlord have been satisfied or stating those which have not; (e) certifying whether there are any defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (f) certifying the amount, of advance rent (to include classification of Rent under the terms of this Lease), if any (or none if such is the case), paid by Tenant; and (g) certifying the date to which Rent has been paid; and

     (3)  An executed and acknowledged instrument amending this Lease in such respects as may be required by any mortgagee under any said mortgage, or by errors herein, provided that any such amendment shall not materially alter or impair any of the terms, conditions, rights and remedies of Tenant under this Lease.

     (b)  Any financial information delivered pursuant to this Article and any statement delivered pursuant to this Article may be relied upon only by any mortgagee or prospective mortgagee, or any purchaser to whom it is delivered by Tenant; provided, however, that any such financial information and any such statement shall be utilized only for bona fide business reasons related to such mortgage and/or obtaining thereof or the ownership of the Landlord’s property, and shall not be further publicly distributed by the Landlord. Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute any estoppel certificate for and on behalf of Tenant in the event that Tenant fails to execute any estoppel certificate required hereunder.

39.  HAZARDOUS MATERIAL.

     (a)  As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials, and wastes that are or become regulated under any applicable local, state, or federal law, excluding customary and reasonable chemicals and products used in the office environment such as cleaning products, printer cartridges and reproduction supplies, ink and similar products.

     (b)  Compliance with laws: Tenant, at Tenant’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county, and municipal authorities pertaining to Tenant’s use of the Demised Premises and with the recorded covenants, conditions, and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state, and local laws, regulations, or ordinances pertaining to air and water quality, Hazardous Materials (as herein defined), waste disposal, air emissions, and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Demised Premises.

     (c)  Use of Hazardous Material: Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Demised Premises by Tenant, its agents, employees, contractors, or invitees without the prior written consent of Landlord, which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will be used, kept, and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Demised Premises.

If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Demised Premises caused or permitted by Tenant results in contamination of the Demised Premises, or if contamination of the Demised Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises caused or permitted by Tenant results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the conditions existing prior to the introduction of any such Hazardous Material to the Demised Premises; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises. The foregoing indemnify shall survive the expiration or earlier termination of this lease.

     (d)  Disclosure: At the commencement of this Lease, and on January 1 of each year thereafter (each such date being hereafter called “Disclosure Dates”), including January 1 of the year after the termination of this Lease, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used, or disposed of on the Demised Premises, or which Tenant intends to store, use, or dispose of on the Demised Premises.

     (e)  Inspection: Landlord and its Agents shall have the right, but not the duty, to inspect the Demised Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease. Landlord shall have the right to immediately enter upon the Demised Premises to remedy any contamination caused by Tenants failure to comply notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenants business but shall not be liable for any interference caused thereby.

     (f)  Default: Any default under this Article 38 shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

40.  EXCLUSIVE RIGHTS: Tenant shall have the exclusive right to lease and to specifically operate a Bank Branch in the Building. No other commercial bank, thrift savings or credit union bank collectively “Financial Service Institutions” shall be permitted to lease space in the Building for the specific operation of a branch bank throughout the lease term and any renewal terms. This right is specific to the Tenant it successors and assigns and shall be null and void if for any reason Tenant ceases to operate a branch bank at the Premises or in the Building. In addition Landlord may not lease space in the Building in excess of 5,000 square feet to a Financial Service Institution for a mortgage lending operation.

41.  CONTINGENCY: This Lease is contingent upon Alliance Bank Corporation receiving regulatory approval from the State Corporation Commission-Bureau of Financial Institutions. In the event approval of the application is denied Tenant, this lease shall terminate and Tenant will have no financial obligation to Landlord. Tenant shall submit its application within ten (10) days of lease execution and make every effort to secure regulatory approval within ninety (90) days of Lease execution.

42.  SECURITY: Tenant, as a financial services institution, is entitled, at its own expense, to install, maintain and operate customary security and related systems for the Demised Premises. Landlord shall have the right to review and approve any such security system and such approval will not be unreasonable withheld or delayed. Notwithstanding Article 16 or any other provision of this Lease, Tenant shall not be required to provide Landlord with keys, electronic codes or similar information necessary to access sensitive areas of Tenant’s business, including, without limitation, the vault to be maintained by Tenant on the Demised Premises.

[SIGNATURE LINES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the respective parties hereto have executed and sealed this Lease or caused this Lease to be executed and sealed by their duly authorized representatives the day and year first hereinafter written.

LANDLORD: 8221 Old Courthouse Road, L.C.

Witness:

By: /s/ France B. Jeffrey	By: /s/ Robert M. Bushkoff Title: Authorized Agent Date: July 30, 2003

TENANT: ALLIANCE BANK CORPORATION

Witness:

By: /s/ Douglas R. Peterson	By: /s/ Paul M. Harbolick, Jr. Title: EVP Date: July 28, 2003

EXHIBIT A

FLOOR PLAN

EXHIBIT B

DESCRIPTION OF LANDLORD’S WORK
ALLIANCE BANK CORPORATION SUITE 100
8221 OLD COURTHOUSE ROAD
Vienna, VA 22182

Tenant Improvements: None required.

ADDENDUM A-1

Base Rent for the Extension Term will be Fair Market Value, as defined hereafter. “Fair Market Value” is the rental rate charged for comparable space as the Premises occupied under this Lease by Tenant, as may be applicable, taking into account the size, location, location in the Building, and terms of this Lease, including, without limitation, rental escalation and expense stop terms and other concessions then prevalent in the market. Within thirty (30) days of the exercise of each Option to Extend, Landlord shall notify Tenant of its determination of Fair Market Value.

     If Tenant disputes Landlord’s determination of Fair Market Value, Tenant shall notify Landlord within ten (10) days following Landlord’s notice to Tenant and such dispute shall be resolved as follows:

     (i)    Within thirty (30) days following Landlord’s notice to Tenant of Fair Market Value, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any disagreement.

     (ii)    If within this thirty (30) day period, Landlord and Tenant cannot reach agreement as to Fair Market Value, they shall each select a broker with at least ten (10) years experience in the Northern Virginia Market (“Broker”) to arrive at a determination of Fair Market Value and submit his conclusions in writing to Landlord and Tenant within thirty (30) days of the expiration of the thirty (30) days consultation period described in (i) above.

     (iii)    If only one appraisal is submitted within the requisite period of time, it shall be deemed the Fair Market Value. If both appraisals are submitted within such time period, and if the two appraisals differ by less than ten percent (10%) of the higher of the two, the average of the two appraisals shall be deemed Fair Market Value. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two Brokers shall immediately select a third Broker who will within thirty (30) days of the Broker’s selection make a determination of Fair Market Value and submit such determination to Landlord and Tenant. This third appraisal shall then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Value.

     (iv)    Each party shall pay the cost of the Broker selected by such party, and one-half of the cost of the third appraiser determining the Fair Market Value.

EXHIBIT C

RULES AND REGULATIONS

1.  The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls, and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant’s premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators, and other public portions or facilities of the Building by other tenants.

2.  No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises, without the prior written consent of Landlord.

3.  No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, or vestibules without the prior written consent of Landlord.

4.  The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags, or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same.

5.  There shall be no marking, painting, drilling into or defacement of the Building or any part of the premises that is visible from public areas of the Building. Tenants shall not construct, maintain, use, or operate within their respective premises any electrical devise, wiring, or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used, or operated outside of the premises.

6.  No bicycles or vehicles and no animals except seeing eye dogs, birds, or pets of any kind shall be brought into or kept in the Building or any tenant’s premises. No cooking or heating of food, except by microwave or toaster oven, shall be done or permitted by any tenant on its premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

7.  No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for the sale at auction of merchandise, goods, or property of any kind. Furthermore, the use of its premises by any tenant shall not be changed without the prior approval of Landlord. It is understood that electronic research and development and light assembly shall be permitted.

8.  No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs of the Building.

9.  No flammable, combustible, or explosive fluid, chemical, or substance, except ordinary cleaning supplies, shall be brought into or kept upon the premises.

10.  No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord’s prior written approval. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof.

11.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight, which violates any of these rules and regulations or the Lease.

12.  No tenant shall pay any employee on the premises, except those actually working for such tenant at the tenant’s premises.

13.  Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 7:00 p.m. and 7:30 a.m., Monday through Friday, and at any hour on Saturdays, Sundays, and legal holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts or omissions of such persons.

14.  The premises shall not, at any time, be used for lodging or sleeping of for any immoral or illegal purpose.

15.  Each tenant, before closing and leaving the premises at any time, shall see that all lights are turned off. Tenant shall maintain at all times sufficient heat in the premises to prevent damage due to cold temperature.

16.  Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

17.  Canvassing, soliciting, and peddling in the Building is prohibited and each tenant shall cooperate to prevent same.

18.  There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.

19.  Mats, trash, or other objects shall not be placed in the public corridors of the Building.

20.  Landlord does not maintain suite finishes which are non-standard, such as computer rooms, kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repairs of items not maintained by Landlord, Landlord will arrange for the work to be done at Tenant’s expense.

EXHIBIT D

NOTICE OF COMMENCEMENT OF LEASE

This Notice of Commencement of Lease is made ________________, ____, by 8221 OLD COURTHOUSE ROAD, L.C. (“Landlord”), to ______________________(“Tenant”) who agree as follows:

1.  Landlord and Tenant entered into a lease dated in which Landlord leased to Tenant and Tenant leased from Landlord the premises described in Article 1 of said Lease (“Demised Premises”). All capitalized terms herein are as defined in the Lease.

2.  Pursuant to the Lease, Landlord and Tenant agreed to and do hereby confirm the following matters as of the Commencement of the Term:

     a. __________, ____, is the Commencement Date of the Term of the Lease:

     b. __________, ____, is the expiration date of the Term of the Lease;

     c.  The Rentable Area of the Premises is ________ square feet;

     d.  The Rentable Area of the Building is ________ square feet;

     e.  Tenant’s Share is ________.

3.  Tenant confirms that:

     a.  It has accepted possession of the Premises as provided in the Lease;

     b.  The Improvements required to be furnished by Landlord under the Lease have been furnished (subject to any corrective work or punch-list items of which Tenant has notified Landlord in accordance with the Lease);

     c.  Landlord has fulfilled all its duties of an inducement nature;

     d.  The Lease is in full force and effect and has not been modified, altered, or amended, except as follows:

     e.  There are not setoffs or credits against Rent, and no Security Deposit or prepaid rent has been paid except as provided by the Lease;

4.  The provisions of this Notice of Commencement of Lease shall inure to the benefit, or bind, as the case may require, the parties and their respective successors and assigns, subject to the restrictions on assignment and subleasing contained in the Lease.

Initials: __________ Landlord: _________ Tenant: __________

5.  Tenant Contact: ________________________ Phone No. ________________________
                                                (please print)

projects/8221 Old Courthouse Rd/alliance bank lease final 7-28-03